[CBRL GROUP, INC. LOGO]


Dear Shareholder:

I am pleased to inform you that on September 7, 1999, the Board of Directors of CBRL Group, Inc. (the "Company") adopted a Rights Agreement comprising a shareholder rights plan (the "Plan"). We believe that this Plan will help protect the value of your investment in CBRL Group, Inc. With this letter, we are sending you a summary describing the Plan. The adoption of this Plan requires no action on your part.

The purpose of the Plan is to assure that all shareholders are treated fairly by anyone who might seek to obtain control of the Company. The business environment has changed in many ways over the years, and the corporate takeover environment provides hostile bidders with a variety of coercive takeover tactics. Your Board believes that a shareholder rights plan continues to be an important tool to enable the Board to effectively represent the interests of all shareholders in the event of an unsolicited takeover attempt. The Plan is not unique, over 2,000 corporations throughout the country have adopted shareholder rights plans.

The Plan was not adopted because of any current effort by another party to acquire the Company. We are not aware of any present effort to acquire control of the Company, but the existence of the Plan should help protect you against unfair takeover techniques such as open-market accumulations of large blocks of stock, partial or two-tiered offers that do not treat shareholders equally and other similar tactics which do not provide all the shareholders the full value of their investment.

Unless the Rights established by the Plan are redeemed by the Company, the occurrence of certain takeover-related events will cause the Rights to convert into the right to acquire securities of the Company (or of the acquiror) at a significant discount. These takeover-related events include the merger of the Company with and into any other person and the sale or transfer of assets or earning power aggregating more than 50% of the Company's assets or earning power. The effect is to dilute the acquiring person's interest in the Company and to raise the price of acquiring the Company. Since the Rights are subject to redemption prior to the occurrence of certain events, a potential acquiror can avoid triggering the Rights by negotiating with the Company's Board of Directors to establish a full and fair offering price.

This Plan does not in any way alter the financial strength of the Company or interfere with its business strategy or operations. The adoption of the plan is not dilutive, does not affect reported earnings per share, is not taxable to you or the Company, and will not affect your trading of common stock.

The Board and management are enthusiastic about the potential of the Company to build long-term shareholder value and we are committed to serving the best interests of Company shareholders, employees and the communities in which we operate. We believe CBRL Group, Inc. has a bright future. The distribution to you of the Rights under the Plan reflects our determination that you, our shareholders, be given every opportunity to participate fully in that future.


                                       Very truly yours,

                                          /s/ Dan W. Evins
September 27, 1999                     Dan W. Evins
                                       Chairman & Chief Executive Officer

[Cracker Barrel                CBRL GROUP, Inc.                        [Logan's
Old Country     Post Office Box 787 . Lebanon, Tennessee 37088-0787   Roadhouse
Store Logo         PHONE 615.444.5533 * FACSIMILE 615.443.9818           Logo]

                                  SUMMARY

                                     OF

                              CBRL GROUP, INC.

                             RIGHTS AGREEMENT
-----------------------------------------------------------------------------
Distribution and                    The Board has declared a dividend of one
Transfer of Rights;                 Right for each share of CBRL Group, Inc.
Rights Certificates:                Common Stock outstanding. Future shares
-------------------                 issued by the Company, if any, will carry
                                    the same Rights.  Prior to the Distribution
                                    Date, the Rights are evidenced by and trade with the Common Stock and the Rights are not exercisable. After the Distribution
                                    Date, the Rights Agent would mail Rights
                                    Certificates to stockholders and the Rights would become transferable apart from the Common Stock.

Distribution Date:                  Rights would separate from the Common Stock
-----------------                   and become exercisable following the
                                    earlier of (i) the date of the "Flip-in"
                                    Trigger or (ii) the 10th business day (or later date the Board may designate) after any person commences a tender or exchange offer that would result in that person holding a total of 30% or more of the Common Stock.

Exercise of Rights:                 After the Distribution Date, each Right
------------------                  would entitle the holder to purchase, for
                                    the Purchase Exercise Price of  $65.00,
                                    one share of Common Stock.  See "Flip-in"
                                    Trigger for effect if Distribution Date is caused by the "Flip-in" Trigger.

"Flip-in" Trigger:                  If any person becomes the beneficial owner
-----------------                   (defined broadly to encompass groups acting
                                    in concert) of 15% or more of the
                                    outstanding Common Stock (an "Acquiring
                                    Person") (15% or greater blocks existing as of the date of the adoption of the agreement will not be Acquiring Persons so long as no additional shares are acquired, other than through a stock split or dividend), then 10 business days thereafter
                                    (or any earlier or later date the Board of Directors may decide):


                                    (i)  Rights owned by the Acquiring Person
                                         or its transferees will automatically
                                         be void; and

                                    (ii) each other Right will automatically
                                         become a right to buy, for the
                                         Purchase Exercise Price, that number
                                         of shares of Common Stock having a
                                         market value of twice the Purchase
                                         Exercise Price.

Exchange Option:                    If the Flip-in Trigger occurs, the Board
---------------                     may, in lieu of allowing Rights to be
                                    exercised, require each outstanding Right to be exchanged for one share of Common
                                    Stock, subject to adjustment as set forth in the Rights Agreement.

"Flip-over" Trigger:                After a Flip-in Trigger occurs, the Company
-------------------                 may not consolidate or merge with, or sell
                                    50% or more of its assets or earning power to, any person, if the Company's Board of Directors is controlled by the Acquiring
                                    Person, unless proper provision is made so that each Right would thereafter become a right to buy, for the Purchase Exercise
                                    Price, that number of shares of common
                                    stock of the other party to the transaction having a market value of twice the Purchase
                                    Exercise Price.

Redemption:                         The Rights may be redeemed by the Board, at
----------                          any time until a Flip-in Trigger has
                                    occurred, at a Redemption Price of $0.01 per Right.

Power to Amend:                     The Board of Directors may generally amend
--------------                      the Rights Agreement at any time in any
                                    respect not adverse to holders of Rights.


Expiration:                         The Rights will expire on August 31, 2009,
----------                          if not terminated earlier.


Full Text:                          The Rights Agreement has been filed with
---------                           the Securities and Exchange Commission and
                                    is available for review at the SEC's
                                    internet site, addressed at
                                    http:\\www.sec.gov.  In addition, the
                                    Company will mail a copy of the Rights
                                    Agreement, without charge, to any
                                    shareholder who makes a request in writing.


                                    2